                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 15, 2001






                               CETALON CORPORATION

             (Exact name of registrant as specified in its charter)


                NEVADA                   000-32475           84-1408762
     (State or other jurisdiction      (Commission          (IRS Employer
           of incorporation)           File Number)      Identification No.)

     1801 CENTURY PARK EAST, SUITE 1830, LOS ANGELES, CALIFORNIA      90067-2320
              (Address of principal executive offices)                (Zip Code)


       (Registrant's telephone number, including area code) (310) 843-3600



        1801 AVENUE OF THE STARS, SUITE 600, LOS ANGELES, CALIFORNIA 90067
           (Former name, former address, if changed since last report)

GENERAL

The purpose of this Current Report is to amend the registrant's Current Report on Form 8-K dated March 15, 2001 and filed March 16, 2001, relative to a change in control of the registrant. This Report amends the information required under Items 5 and 7 (a).

ITEM 5.  OTHER EVENTS.

On March 15, 2001, the registrant filed a Current Report on Form 8-K, which Report is being amended herewith, and announced therein the completion of a series of transactions among the registrant, its first-tier wholly-owned subsidiary, 1129 Holding Inc., a Delaware corporation ("1129 Holding"), and its second-tier wholly-owned subsidiary, Cetalon Company of Canada, a corporation known as "3051356 Nova Scotia Company" until March 23, 2001 ("Cetalon Canada").

THE CLAYDAN TRANSACTION:  STRUCTURE AND ACCOUNTING.

Effective February 6, 2001, pursuant to an Asset Purchase Agreement dated January 30, 2001 (the "Claydan Transaction"), Cetalon Canada acquired substantially all of the assets of Claydan Enterprises Inc., a privately held British Columbia corporation ("Claydan"), all of the capital stock of which was then owned by one individual ("Mr. Danylowich"). The consideration provided was the tender of 362,561 shares of common stock of 1129 Holding to 616669VC Ltd., a British Columbia corporation wholly owned by Mr. Danylowich, and the assumption of substantially all of Claydan's recorded liabilities. Cetalon Canada had acquired the 362,561 shares from 1129 Holding in consideration of a payment to it in the sum of $362. Such shares constituted approximately 18% of the then-issued and outstanding capital stock of 1129 Holding.

Upon the closing of the Claydan Transaction, the acquired assets and business operations of Claydan constituted virtually the entire operating assets of Cetalon Canada and 1129 Holding. Therefore, the Claydan Transaction was accounted for as a recapitalization of Claydan with the assets acquired and liabilities assumed recorded at their existing basis of accounting. Cetalon Canada and 1129 Holding adopted the May 31 fiscal year-end of Claydan.

THE SHARE EXCHANGE:  STRUCTURE AND ACCOUNTING.

Effective March 12, 2001, approximately one month following the closing of the Claydan Transaction, the registrant, then an enterprise with limited operations, whose common stock was quoted on the OTC Bulletin Board, entered into an Agreement and Plan of Share Exchange with the stockholders of 1129 Holding (the "Share Exchange"). As a result of the Share Exchange, 1129 Holding became a wholly-owned subsidiary of the registrant and, in conjunction with other share and business transactions that occurred in or about the same time frame, more than 50% voting control of the registrant changed in favor of 1129 Holding's stockholders and operational control of the registrant changed in favor of 1129 Holding's management. Pursuant to the terms of the Share Exchange, the registrant issued 2,064,802 shares of its common stock, $.0001 par value per share, to the stockholders of 1129 Holding for an equal number of shares of common stock of 1129 Holding, which shares represented all of the outstanding shares of capital stock of 1129 Holding.

Included in such other share transactions for accounting analysis purposes, was the return by David N. Nemelka of 23,950,000 shares of the registrant's common stock to its treasury for cancellation in consideration of the payment by the registrant of the sum of $100,000. Mr. Nemelka was the registrant's sole executive officer and director immediately prior to the closing of the Share Exchange. As of such time, the shares returned by him constituted approximately 90% of the registrant's then-issued and outstanding shares.

Included in such other business transactions, the sole remaining executive officer and director of the registrant resigned in favor of the officers and directors of 1129 Holding and the registrant disposed of all of the capital stock of its wholly-owned subsidiary, Cap's Wholesale Sporting Goods, Inc. ("Caps"). The assets and business operations of Caps were insignificant at all times relevant to the accounting analysis.

Shortly before the closing of the Share Exchange, and included in such other share transactions for accounting analysis purposes, 1st Zamora Corporation, a Nevada corporation ("1st Zamora"), sold 2,393,280 shares of the registrant's common stock, which were then owned by 1st Zamora, to various third-party investors. 1st Zamora had acquired such shares on December 29, 2000, from Fred Hall, the registrant's former chief executive officer. Included in such share sales were 455,180 shares of the registrant's common stock that were purchased by certain stockholders of 1129 Holding.

As a result of the Share Exchange and the other share and business transactions, the registrant's acquisition of 1129 Holding was accounted for as a "Reverse Acquisition" because the stockholders of 1129 Holding, as the legal acquiree, obtained more than 50% voting control of the registrant, the legal acquirer. Accordingly, for accounting purposes, 1129 Holding was treated as the continuing reporting entity and "Accounting Acquiror" that acquired the registrant, which accounting treatment resulted in the registrant adopting the May 31 fiscal year-end of 1129 Holding.

HISTORICAL BACKGROUND OF THE ENTITIES.

The Registrant. The registrant was an inactive private company from its incorporation in March of 1996 until April of 1998, when it began the operation of a shooting range in Nevada, at which point it generated minimal revenue and had minimal assets. The registrant filed its Registration Statement on Form SB-2 with the Securities and Exchange Commission on October 1, 1998, for its initial public offering of securities. An amended Registration Statement was declared effective by the Securities and Exchange Commission and, in July 1999, the registrant completed its offering and sold and issued 100,000 shares of its common stock for aggregate proceeds of $150,000. Following the closing of the Share Exchange and the disposition of Caps, the registrant has been in the business of operating vitamin, mineral, and supplement retail stores within Sears stores located in California and Canada. Until recently, the registrant's common stock has been thinly traded.

1129 Holding. 1129 Holding was incorporated on November 29, 2000, with authorized capital of 10 million shares of common stock, $.001 par value per share. 1,354,670 shares of its common stock were issued to its four founders in consideration of approximately $3,000. During the period between January of 2001 and the closing of the Share Exchange, 1129 Holding issued an additional 710,132 shares of its common stock in private transactions to various investors in consideration of $1,005,656. Thus, as of the closing of the Share Exchange, 1129 Holding had issued 2,064,802 shares of its common stock for an aggregate consideration of $1,008,656.

Cetalon Canada. Cetalon Canada was incorporated in Nova Scotia, Canada, on December 22, 2000, and capitalized as a wholly-owned subsidiary of 1129 Holding. Cetalon Canada's authorized capital consists of 10,235,849 shares of common stock, no par value per share, of which 10 million shares were issued to 1129 Holding for nominal consideration.

Claydan. Until the closing of the Claydan Transaction, Claydan had been in the business of operating vitamin, mineral, and supplement retail stores within Sears stores located in Canada. On the effective date of the Claydan Transaction, Claydan's total assets (comprised primarily of trade receivables, inventory and fixed assets) were approximately $900,000; its total liabilities were approximately $2.7 million; and its accumulated deficit was approximately $1.8 million.

THE REGISTRANT'S ANTICIPATED NEXT PUBLIC FILING.

As a result of the accounting treatment of the Claydan Transaction and the Share Exchange, which resulted in the registrant's adoption of the May 31 fiscal year-end of the Accounting Acquiror, and subject to the registrant's filing of any further Current Reports on Form 8-K, the registrant expect that the next periodic report that it will file pursuant to its obligations under Section 13 or 15(d) of the Securities Exchange Act of 1934 will be its Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements of Cetalon Company of Canada (Formerly Claydan Enterprises, Inc.)

         (1) For the Years Ended May 31, 1999 and 2000 (Audited) and for the Nine Months Ended February 28, 2001 (Unaudited)

              Independent Auditors' Report

              Balance Sheets as of May 31, 1999 and 2000 (Audited) and as of February 28, 2001 (Unaudited)

              Statements of Operations and Comprehensive Loss for the Years Ended May 31, 1999 and 2000 (Audited) and for the Nine Months Ended February 28, 2001 (Unaudited)

              Statements of Shareholders' Deficiency for the Years Ended May 31, 1999 and 2000 (Audited) and for the Nine Months Ended February 28, 2001 (Unaudited)

              Statements of Cash Flows for the Years Ended May 31, 1999 and 2000 (Audited) and for the Nine Months Ended February 28, 2001 (Unaudited)

              Notes to Financial Statements

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CETALON CORPORATION


DATE: August 8, 2001                By:     /s/ A. John A. Bryan
                                            --------------------
                                            A. John A. Bryan,
                                            Chief Executive Officer

CETALON COMPANY OF CANADA
(FORMERLY CLAYDAN ENTERPRISES INC.)


Financial Statements for the Years Ended May 31, 1999 and 2000, and the Nine Months Ended February 28, 2001 (Unaudited), and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Cetalon Company of Canada (Formerly Claydan Enterprises Inc.):

We have audited the accompanying balance sheets of Cetalon Company of Canada (formerly Claydan Enterprises Inc.) (collectively the "Company") as of May 31, 1999 and 2000, and the related statements of operations and comprehensive loss, shareholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 1999 and 2000, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP

June 12, 2001

CETALON COMPANY OF CANADA
(FORMERLY CLAYDAN ENTERPRISES, INC.)


BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                     MAY 31,             FEBRUARY 28,
                                                           -------------------------         2001
ASSETS (NOTE 3)                                               1999            2000       (UNAUDITED)

CURRENT ASSETS:
  Cash                                                     $      --      $    14,194    $    60,657
  Accounts receivable                                          199,050        185,567        205,961
  Inventory (Note 4)                                           989,195        847,226        306,034
  Prepaid expenses and other current assets                     22,436         26,886          1,955
                                                           -----------    -----------    -----------

           Total current assets                              1,210,681      1,073,873        574,607

PROPERTY AND EQUIPMENT, Net (Note 2)                           394,109        368,125        348,148

GOODWILL                                                        14,693         13,834         13,109
                                                           -----------    -----------    -----------

TOTAL                                                      $ 1,619,483    $ 1,455,832    $   935,864
                                                           ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Bank overdraft                                           $   197,527    $      --      $      --
  Accounts payable and accrued liabilities (Note 7)          1,333,393      1,794,906      2,062,238
  Due to franchisees (Notes 4 and 7)                           108,752        168,031        253,846
  Current portion of related party loans and advances
    (Notes 4 and 7)                                             67,843        133,609         97,787
  Current portion of notes payable (Notes 3 and 7)             296,521        359,046        312,575
                                                           -----------    -----------    -----------

           Total current liabilities                         2,004,036      2,455,592      2,726,446

NOTES PAYABLE (Notes 3 and 7)                                  109,599         49,518         48,321

RELATED PARTY LOANS AND ADVANCES (Note 4)                       94,980          2,698        143,793
                                                           -----------    -----------    -----------

           Total liabilities                                 2,208,615      2,507,808      2,918,560
                                                           -----------    -----------    -----------

COMMITMENTS (Note 5)

SHAREHOLDERS' EQUITY (DEFICIENCY):
  Common stock                                                       4         93,531              1
  Accumulated deficit                                         (584,522)    (1,159,900)    (2,036,695)
  Accumulated other comprehensive (loss) income (Note 1)        (4,614)        14,393         53,998
                                                           -----------    -----------    -----------

           Total shareholders' deficiency                     (589,132)    (1,051,976)    (1,982,696)
                                                           -----------    -----------    -----------

TOTAL                                                      $ 1,619,483    $ 1,455,832    $   935,864
                                                           ===========    ===========    ===========


See notes to financial statements.

CETALON COMPANY OF CANADA
(FORMERLY CLAYDAN ENTERPRISES, INC.)


STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
--------------------------------------------------------------------------------


                                                                           NINE MONTHS
                                               YEARS ENDED MAY 31,            ENDED
                                         ----------------------------      FEBRUARY 28,
                                            1999              2000             2001
                                                                           (UNAUDITED)

SALES                                    $ 7,744,714      $ 6,693,123      $ 2,694,160

COST OF SALES (Note 4)                     4,499,700        4,020,317        1,601,013
                                         -----------      -----------      -----------

GROSS PROFIT                               3,245,014        2,672,806        1,093,147

SELLING, GENERAL, AND ADMINISTRATIVE
  EXPENSES (Notes 4 and 5)                 3,638,459        3,382,607        2,135,081
                                         -----------      -----------      -----------

LOSS FROM OPERATIONS                        (393,445)        (709,801)      (1,041,934)
                                         -----------      -----------      -----------

OTHER INCOME (EXPENSE):
  Franchise fees (Note 4)                     96,824           92,235           59,760
  Other income (Note 4)                       92,034           81,583           54,612
  Interest expense (Notes 3 and 4)           (31,415)         (39,395)         (42,764)
                                         -----------      -----------      -----------

           Total other income                157,443          134,423           71,608
                                         -----------      -----------      -----------

LOSS BEFORE INCOME TAXES                    (236,002)        (575,378)        (970,326)

INCOME TAXES (Note 6)
                                         -----------      -----------      -----------
NET LOSS                                    (236,002)        (575,378)        (970,326)

OTHER COMPREHENSIVE (LOSS)
  INCOME (Note 1) -
  Foreign currency translation                (4,614)          19,007           39,605
                                         -----------      -----------      -----------

COMPREHENSIVE LOSS                       $  (240,616)     $  (556,371)     $  (930,721)
                                         ===========      ===========      ===========


See notes to financial statements.

CETALON COMPANY OF CANADA
(FORMERLY CLAYDAN ENTERPRISES, INC.)


STATEMENT OF SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------

                                                                        COMMON STOCK
                                         ------------------------------------------------------------------------
                                                                                               CETALON COMPANY
                                                         CLAYDAN ENTERPRISES, INC.                OF CANADA
                                         -----------------------------------------------   ----------------------
                                                 CLASS A                  CLASS B
                                              VOTING STOCK,         NON-VOTING STOCK,
                                              NO PAR VALUE,            NO PAR VALUE,            NO PAR VALUE,
                                            1,000,000 SHARES         1,000,000 SHARES         10,235,849 SHARES
                                               AUTHORIZED                AUTHORIZED               AUTHORIZED
                                         ----------------------    ---------------------   ----------------------     ACCUMULATED
                                           SHARES       AMOUNT       SHARES      AMOUNT      SHARES       AMOUNT         DEFICIT

BALANCE, MAY 31, 1998                            6    $       4         --     $    --            --     $   --       $  (348,520)
  Net loss                                                                                                               (236,002)
  Foreign currency translation
                                         ---------    ---------    ---------   ---------   -----------   --------     -----------

BALANCE, MAY 31, 1999                            6            4                                                          (584,522)
  Net loss                                                                                                               (575,378)
  Foreign currency translation
  Debt for equity exchange (Note 4)        140,000       93,527
                                         ---------    ---------    ---------   ---------   -----------   --------     -----------

BALANCE, MAY 31, 2000                      140,006       93,531                                                        (1,159,900)
  Net loss                                                                                                               (970,326)
  Recapitalization of Claydan (Note 1)    (140,006)     (93,531)                    --      10,000,000          1           93,531
  Foreign currency translation
                                         ---------    ---------    ---------   ---------   -----------   --------     -----------

BALANCE, FEBRUARY 28, 2001 (Unaudited)        --      $    --           --     $    --      10,000,000   $      1     $(2,036,695)
                                         =========    =========    =========   =========   ===========   ========     ===========










                                               ACCUMULATED
                                                  OTHER
                                              COMPREHENSIVE
                                              (LOSS) INCOME        TOTAL

BALANCE, MAY 31, 1998                         $    (2,584)     $  (351,100)
  Net loss                                                        (236,002)
  Foreign currency translation                     (2,030)          (2,030)
                                              -----------      -----------

BALANCE, MAY 31, 1999                              (4,614)        (589,132)
  Net loss                                                        (575,378)
  Foreign currency translation                     19,007           19,007
  Debt for equity exchange (Note 4)                                 93,527
                                              -----------      -----------

BALANCE, MAY 31, 2000                              14,393       (1,051,976)
  Net loss                                                        (970,326)
  Recapitalization of Claydan (Note 1)                                    1
  Foreign currency translation                     39,605           39,605
                                              -----------      -----------

BALANCE, FEBRUARY 28, 2001 (Unaudited)        $    53,998      $(1,982,696)
                                              ===========      ===========






See notes to financial statements.

CETALON COMPANY OF CANADA
(FORMERLY CLAYDAN ENTERPRISES, INC.)


STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                                NINE MONTHS
                                                                       YEARS ENDED MAY 31,         ENDED
                                                                   ------------------------     FEBRUARY 28,
                                                                      1999           2000           2001
                                                                                                (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $(236,002)     $(575,378)     $(970,326)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization                                     87,394         83,442         56,567
    Changes in operating assets and liabilities:
      Accounts receivable                                            265,264         10,623        (24,742)
      Inventory                                                       12,681        129,077        532,980
      Prepaid expenses and deposits                                    5,103         (4,877)        24,812
      Accounts payable and accrued liabilities                        26,478        490,430        310,673
      Due to franchises                                              (73,393)        62,021         90,987
                                                                   ---------      ---------      ---------

           Net cash provided by operating activities                  87,525        195,338         20,951
                                                                   ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property and equipment                                (166,110)       (62,490)       (43,665)
                                                                   ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in bank overdraft                                        (195,446)      (197,943)
  Proceeds from related party loans and advances                                     70,725        110,124
  Net proceeds from (repayment on) notes payable                     274,031          8,810        (39,794)
                                                                   ---------      ---------      ---------

           Net cash provided by (used in) financing activities        78,585       (118,408)        70,330
                                                                   ---------      ---------      ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                (246)        (1,153)
                                                                   ---------      ---------      ---------

NET INCREASE IN CASH                                                                 14,194         46,463

CASH, BEGINNING OF PERIOD                                                                           14,194
                                                                   ---------      ---------      ---------

CASH, END OF PERIOD                                                $    --        $  14,194      $  60,657
                                                                   =========      =========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the year for interest             $  44,442      $  16,535      $  46,123

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  During the year ended May 31, 2000, the Company's shareholders exchanged advances of $93,527 to the Company for 140,000 shares of Class A common stock.

 As described in the notes to the financial statements, on February 6, 2001, the Company's shareholders sold substantially all of the Company's assets in exchange for common stock.


See notes to financial statements.

CETALON COMPANY OF CANADA
(FORMERLY CLAYDAN ENTERPRISES INC.)


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED MAY 31, 1999 AND 2000, AND NINE MONTHS ENDED
FEBRUARY 28, 2001 (UNAUDITED)
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS - Cetalon Company of Canada ("Cetalon"), formerly Claydan Enterprises, Inc. ("Claydan") (collectively the "Company"), each a Canadian corporation, operates health food and fitness retail stores pursuant to a licensing agreement with Sears Canada, Inc. ("Sears") through corporate owned and franchised locations within Sears stores throughout Canada. The Company operates under the name of Sears Health Food and Fitness Shops.

      On February 6, 2001, Cetalon and its parent, a Delaware corporation (the "Parent"), entered into an Asset Purchase Agreement to acquire substantially all of Claydan's assets and assume substantially all of its recorded liabilities. Cetalon paid 362,561 shares of the Parent's stock, which it had previously acquired for $362. The transaction was accounted for as a recapitalization with the acquired assets and liabilities of Claydan recorded at their existing basis of accounting.

      Prior to the transaction, Cetalon had no assets or operations. Cetalon continued substantially the same business operations in which Claydan had been engaged. These financial statements and the accompanying notes to financial statements present Cetalon and Claydan as the continuation of the same business.

      UNAUDITED INTERIM FINANCIAL STATEMENTS - In the opinion of management, the unaudited financial statements for the nine months ended February 28, 2001 are presented on a basis consistent with the audited financial statements and reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results thereof. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

      REVENUE RECOGNITION - Revenue is recognized at the point of sale to customers. The Company's licensing agreement with Sears provides for sales to be processed through Sears' point-of-sales systems, with the net proceeds from those sales remitted by Sears to the Company.

      FRANCHISE FEES - Initial, non-refundable franchise fees for new franchises are recognized as revenue in the period in which the franchise is granted. Franchises are granted in five-year renewable terms. No franchises were added or terminated in 1999 or 2000. Franchise fees are also charged monthly at 3% of net sales. Additionally, franchisees pay the Company 2% of net sales less the monthly franchise fee for advertising.

      INVENTORY - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

      ADVERTISING COSTS - Advertising costs are expensed as incurred. The Company receives reimbursements from its franchisees and certain of its suppliers for a portion of its advertising expenditures, which are recorded as a reduction to advertising expense. Advertising expense, net of reimbursements, was approximately $321,000, $177,000, and $154,000 for the years ended May 31, 1999 and 2000, and the nine months ended February 28, 2001, respectively.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation and amortization are computed using the declining balance method over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of their useful lives or the term of the lease.

      GOODWILL - Goodwill represents costs in excess of net assets acquired resulting from the purchase of a franchise in 1991 and is being amortized over 40 years. Accumulated amortization was $7,248, $7,755, and $8,042 as of May 31, 1999 and 2000, and February 28, 2001, respectively.

      CONCENTRATION OF CREDIT RISK - Financial instruments that subject the Company to credit risk consist primarily of accounts receivable. Substantially all of the Company's accounts receivable are due from Sears.

      IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews the recoverability of intangible assets, including costs in excess of net assets acquired, and other long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, the Company's policy is to record an impairment loss for the difference between the carrying value and estimated fair value of the assets.

      INCOME TAXES - The Company files its income tax returns with the Canadian Customs and Revenue Agency. Deferred income taxes are provided for temporary differences between the bases of assets and liabilities for financial statement and income tax purposes. Deferred income taxes represent amounts that will be paid or received in future periods based on enacted tax rates in effect when the temporary differences are expected to reverse. The Company records a valuation allowance for deferred income tax assets when, based on management's best estimates of taxable income in the foreseeable future, it is more likely than not that some portion of the deferred income tax asset may not be realized.

      FOREIGN CURRENCY TRANSLATION - Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date, and income and expenses are translated into U.S. dollars at the average exchange rate prevailing during the year. The cumulative effect of translating the financial statements is included is included in the accompanying financial statements as a separate component of shareholders' equity (deficiency) entitled "accumulated other comprehensive (loss) income."

      RECENT ACCOUNTING CHANGES - Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, is effective for the Company beginning June 1, 2000. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The adoption of SFAS No. 133 did not have a material impact on the Company's financial statements.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:

                                                                MAY 31,
                                                         ---------------------   FEBRUARY 28,
                                                           1999         2000         2001

      Automobile                                         $ 39,432     $ 38,826     $ 38,012
      Computer equipment and software                      87,586      101,063      104,697
      Leasehold improvements                               11,260       11,087       10,854
      Store and office equipment                          681,815      717,917      734,577
                                                         --------     --------     --------

      Total property and equipment                        820,093      868,893      888,140
      Less accumulated depreciation and amortization      425,984      500,768      539,992
                                                         --------     --------     --------

                                                         $394,109     $368,125     $348,148
                                                         ========     ========     ========


3.    NOTES PAYABLE

      Notes payable consist of the following:

                                                                          MAY 31,
                                                                   ---------------------    FEBRUARY 28,
                                                                     1999         2000         2001

      Note payable to a franchise owner, unsecured, with
        principal and interest payable in monthly installments
        of $501. Interest is at the Bank of Nova Scotia prime
        rate plus 1%, which was 8.5% at May 31, 2000
        During January 2001 the franchise owner signed a
        settlement agreement providing for the loan balance
        of $64,585 to be paid over 48 months, commencing
        April 20, 2001, in equal principal and interest
        installments of $1,614                                     $   --       $ 66,800     $ 64,645

      Note payable to Sears, secured by certain property
        and equipment, payable monthly in amounts varying
        with the note payable balance, plus interest at 7%
        During March 2001 Sears executed a settlement
        agreement providing for the loan balance of $66,411
        to be paid over six months through September 2001           162,155      103,792       65,149

      Note payable to a supplier of inventory, secured by
        substantially all assets of the Company, subordinate
        to bank notes payable, principal and interest due
        September 1, 2001, bearing interest at the Bank of
        Nova Scotia prime rate plus 1%, which was 8.5% at
        May 31, 2000                                                237,449      233,801      228,900

      Capital lease obligation, secured by equipment,
        payable in monthly installments of $229 through
        December 2001                                                 6,516        4,171        2,202
                                                                   --------     --------     --------

                                                                    406,120      408,564      360,896
      Less current portion                                          296,521      359,046      312,575
                                                                   --------     --------     --------

                                                                   $109,599     $ 49,518     $ 48,321
                                                                   ========     ========     ========

      A summary of future minimum principal payments as of May 31, 2000 is as follows:

      2001                                                           $ 359,046
      2002                                                              49,518
                                                                     ---------

                                                                     $ 408,564
                                                                     =========

4.    RELATED-PARTY TRANSACTIONS

      The Company's shareholders or their relatives own certain franchises. As of May 31, 1999 and 2000, and February 28, 2001, approximately $65,000, $59,000, and $125,000, respectively, are payable to related franchisees and are included in due to franchisees in the accompanying balance sheets.

      Combined franchise fees and advertising fees were paid by the franchisees in the amounts of approximately $84,000, $82,000, and $39,000 for the years ended May 31, 1999 and 2000, and the nine months ended February 28, 2001, respectively.

      The Company purchases certain inventory from a corporation owned by a shareholder. For the years ended May 31, 1999 and 2000, and the nine months ended February 28, 2001, the Company purchased approximately $879,000, $379,000, and $125,000, respectively, from the related corporation. During the year ended May 31, 2000 and the nine months ended February 28, 2001, the Company wrote off receivables from the corporation in the amounts of $230,221 and $86,193, respectively, as bad debt.

      The Company received management fees from franchises owned by related parties and the supplier owned by a shareholder of the Company in the amounts of $104,000, $82,000, and $55,000 for the years ended May 31, 1999 and 2000, and the nine months ended February 28, 2001, respectively. Such amounts are included in other income (expense).

      In December 1999, the Company's shareholders exchanged advances to the Company in the amount of $93,527 for 140,000 shares of Class A common stock. Other related-party loans and advances consist of the following:


                                                                               MAY 31,
                                                                        ---------------------   FEBRUARY 28,
                                                                          1999         2000         2001

      Advance from a franchise owned by a related party. During
        January 2001, the franchisee executed a settlement agreement providing for the balance of the advance of $65,147 to be
        paid over 48 months, commencing April 20, 2001, in equal
        principal and interest installments of $1,630 per month         $   --       $ 66,804     $ 65,400

      Note payable to an employee, unsecured, due on demand,
        bearing interest payable monthly at the Bank of Nova
        Scotia prime rate plus 2%, which was 9.5% at May 31, 2000
        During March 2001, the employee executed a settlement
        agreement providing for the balance of $65,147 to be paid
        in four equal monthly installments, with the final payment
        due June 20, 2001                                                 67,843       66,805       65,400

      Advance from a franchise owned by a related party. During
        January 2001, the franchisee executed a settlement agreement providing for the advance balance of $127,000 to be paid
        over 48 months, commencing April 20, 2001, in equal
        principal and and interest installments of $3,176 per month                                110,780

      Advances from shareholders                                          94,580        2,698
                                                                        --------     --------     --------

                                                                         162,423      136,307      241,580
      Less current portion                                                67,843      133,609       97,787
                                                                        --------     --------     --------

                                                                        $ 94,580     $  2,698     $143,793
                                                                        ========     ========     ========

5.    COMMITMENTS

      LEASE COMMITMENTS - The Company leases its facilities under a noncancelable operating lease. The lease was renewed December 1999 for five years. Rent expense for the years ended May 31, 1999 and 2000, and the nine months ended February 28, 2001 totaled $33,241, $29,260, and $20,482, respectively.

      Future minimum rental commitments as of May 31, 2000 are as follows:

      2001                                                            $  25,280
      2002                                                               33,440
      2003                                                               33,440
      2004                                                               16,720
                                                                      ---------

                                                                      $ 108,880
                                                                      =========


      LICENSE AGREEMENT - The Company has a license agreement with Sears, which provides a commission to be paid to Sears based on a percentage of net sales generated by the Company's stores located within Sears stores. The commission paid to Sears for 1999 and 2000 was 12% of net sales, reduced to 10.5% in July 1999. Commission expense under the agreement was approximately $679,000, $923,000, and $301,000 for the years ended May 31, 1999 and 2000, and the nine months ended February 28, 2001, respectively, and is included in selling, general, and administrative expenses.

      The Company executed a new license agreement with Sears on February 7, 2001, which provides an initial term of three years. Under the terms of the new license agreement, the Company is required to pay 10.5%, increasing to 11.5% and 12.5% on June 30, 2002 and June 29, 2003, respectively, of net sales generated by the Company's stores located within Sears stores. The license agreement also provides for commissions to Sears ranging from 5% to 10% on sales of the Company's products in sales formats other than in Sears stores, such as direct marketing and Internet sales.

6.    INCOME TAXES

      The Company has net operating loss carryforwards as of May 31, 2000 totaling approximately $1,300,000, which expire through 2006. Deferred taxes result principally from net operating loss carryforwards. Deferred tax assets arising from such carryforwards have been offset by a valuation allowance.

7.    SUBSEQUENT EVENTS

      During the period from January 2001 through April 2001, the Company and its Parent entered into Settlement Agreements with the Company's major creditors. The Settlement Agreements offered the creditors the following options for repayment of the outstanding balance: 40% over 12 months, 60% over 24 months, 75% over 36 months, or 120% over 48 months. Other than extending the term of the payments, management does not believe the settlement agreements will have a material impact on the Company's book value of the liabilities owed to the creditors participating in the settlement agreements.